Exhibit 5.1

November 12, 2010

Magnum Hunter Resources Corporation
777 Post Oak Blvd. Suite 910
Houston, Texas 77056

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $250,000,000 of any combination of (i) common stock, par value $0.01 per share (“Common Stock”), of Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), (ii) preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (“Depositary”), (iii) debt securities, in one or more series, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock, and may be guaranteed by one or more of the Company’s subsidiaries (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), and (v) subsidiary guarantees of the Debt Securities (the “Subsidiary Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Subsidiary Guarantees are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants and Subsidiary Guarantees) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

I have reviewed such documents and made such examination of law as I have deemed appropriate to give the opinions expressed below. I have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions expressed below are limited to the Delaware General Corporation Law, Delaware Limited Liability Company Act, Colorado Business Corporation Act and the federal laws of the United States. Without limiting the generality of the foregoing, I express no opinion with respect to (i) state securities or “blue sky” laws or (ii) state or federal antitrust laws.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, I have assumed that, after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company's certificate of incorporation, as amended and then in effect (the “Charter”).

For purposes of the opinions expressed below, I refer to the following as the “Future Authorization and Issuance” of Securities:

•
with respect to any of the Securities, (a) the authorization by the Company of the terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•
with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designation to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;

•
with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the applicable deposit agreement and applicable law, (c) the delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares, and (d) the execution, authentication and issuance of the depositary receipts evidencing the Depositary Shares in accordance with the applicable deposit agreement and applicable law;

•
with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Debt Securities by the Company and the trustee thereunder, (b) the establishment of the terms of such Debt Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Debt Securities in accordance with the applicable indenture or supplemental indenture and applicable law;

•
with respect to Subsidiary Guarantees, (a) the authorization, execution and delivery by the Company, if applicable, and the subsidiary co-registrants of any agreement under which such Subsidiary Guarantees are to be issued and (b) the establishment of the terms of such Subsidiary Guarantees, and the execution and delivery of such Subsidiary Guarantees, in conformity with any applicable agreement under which such Subsidiary Guarantees are to be issued and applicable law; and

•
with respect to Warrants, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Warrants are to be issued and (b) the establishment of the terms of such Warrants, and the execution and delivery of such Warrants, in conformity with any applicable agreement under which such Warrants are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, I am of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable deposit agreement.

4. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Subsidiary Guarantees, such Subsidiary Guarantees will be valid and binding obligations of the respective subsidiary co-registrants.

6. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

 This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).  To the extent this opinion is governed by the laws of the State of Colorado, I have assumed without independent verification that such laws are the same as the laws of the State of Delaware.

I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to me under the caption “Legal Matters” in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Paul Johnston, Esq.
Paul Johnston, Esq.